AXP Focus Fund
File No. 2-89288/811-3956

EXHIBIT INDEX

Exhibit (d)(4):   Form of Investment Management Services Agreement.

Exhibit (e)(2):   Form of Distribution Agreement.

Exhibit (g)(5):   Form of Custodian Agreement.

Exhibit (h)(7):   Form of Administrative Services Agreement.

Exhibit (h)(8):   Form of Class Y Shareholder Service Agreement.

Exhibit (h)(9):   Form of Transfer Agency Agreement.

Exhibit (m)(3):   Form of Plan and Agreement Distribution

Exhibit (m)(4):   Form of Plan and Agreement of Distribution for Class C.

Exhibit (n):      Form of Rule 18f-3 Plan.

Exhibit (q)(1):   Directors' Power of Attorney dated Jan. 13, 2000.

Exhibit (q)(2):   Officers' Power of Attorney, dated Jan. 13, 2000.